As filed with the Securities and Exchange Commission on July 10, 2007

Registration No. 333-98103

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5918 Stoneridge Mall Road Pleasanton, California 94588	94-3019135
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

SAFEWAY INC.

2002 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Robert A. Gordon, Esq.

Senior Vice President and General Counsel

SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, California 94588

(925) 467-3000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Scott R. Haber, Esq.

Latham & Watkins

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

DEREGISTRATION OF SECURITIES

The Registrant registered an aggregate of 2,000,000 shares of Common Stock for issuance under its 2002 Equity Incentive Plan (the “2002 Equity Plan”) pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98103) (the “Registration Statement”). The 2002 Equity Plan was terminated effective May 16, 2007. No awards had been granted under the 2002 Equity Plan.

Accordingly, this Post-Effective Amendment is being filed to withdraw from registration under the Securities Act of 1933, as amended, 2,000,000 shares of Common Stock, par value $0.01 per share, registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-98103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 10th day of July, 2007.

SAFEWAY INC.

By:	/s/ Robert A. Gordon
Robert A. Gordon Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-98103 has been signed by the following persons in the capacities indicated on July 10, 2007.

Signature	Title

/s/ Steven A. Burd Steven A. Burd	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Robert L. Edwards Robert L. Edwards	Executive Vice President and Chief Financial Officer

/s/ David F. Bond David F. Bond	Senior Vice President, Finance and Control (Chief Accounting Officer)

* Paul Hazen	Director

/s/ Janet E. Grove Janet E. Grove	Director

/s/ Mohan Gyani Mohan Gyani	Director

* Robert I. MacDonnell	Director

/s/ Douglas J. Mackenzie Douglas J. Mackenzie	Director

* Rebecca A. Stirn	Director

* William Y. Tauscher	Director

/s/ Raymond G. Viault Raymond G. Viault	Director

*By:	/s/ Robert A. Gordon
Robert A. Gordon, Attorney-in-Fact